Exhibit 10.3

Execution Version

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”), dated as of January 28, 2008 is by and among Bank of America, N.A., in its capacity as administrative agent and collateral agent for the Secured Parties under the below-described Credit Agreement (the “Agent”), Citibank, N.A. (including any successor administrative agent under the below-described Bridge Loan Agreement, the “Bridge Agent”), in its capacity as administrative agent under the below-described Bridge Loan Agreement, each Additional Contributing Agent (as defined below) from time to time party hereto and, upon the execution of a counterpart to this Agreement following the execution of the below-described Indenture, U.S. Bank National Association (including any successor trustee under the below-described Indenture, the “Notes Trustee”), in its capacity as Trustee under the below-described Indenture.

R E C I T A L S

A. Harrah’s Operating Company, Inc., a Delaware corporation (the “Borrower”), is a party to that certain Credit Agreement (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), dated as of the date hereof, among the Borrower, Hamlet Merger Inc., a Delaware corporation (to be merged with and into Harrah’s Entertainment, Inc. (“Holdings”)), the Agent, the lenders from time to time party thereto (the “Lenders”) and the other agents from time to time party thereto, pursuant to which, among other things, the Lenders have agreed, subject to the terms and conditions set forth in the Credit Agreement, to make certain loans and financial accommodations to the Borrower. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Credit Agreement; provided that, after consummation of any Refinancing, such terms shall have the meaning corresponding to any analogous terms set forth in the Refinancing Loan Documents.

B. The Borrower, certain domestic subsidiaries of the Borrower (the “Subsidiary Guarantors”) and the Notes Trustee are expected to enter into an indenture, dated on or about February 4, 2008 (as the same may be amended, supplemented, restated or otherwise modified from time to time as permitted hereunder, the “Indenture”) pursuant to which the Borrower will issue senior unsecured notes (the “Notes” as the same may be amended, supplemented, restated or otherwise modified from time to time as permitted hereunder and including any notes issued in exchange or substitution therefor), and pursuant to which Holdings and the Subsidiary Guarantors will guarantee the Borrower’s obligations under the Notes (the guarantees issued by the Subsidiary Guarantors being referred to as the “Note Guarantees”).

C. The Borrower has entered into that certain Senior Unsecured Interim Loan Agreement (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Bridge Loan Agreement”), dated as of the date hereof, among the Borrower, the Bridge Agent, the lenders from time to time party thereto and the other agents from time to time party thereto, pursuant to which, among other things, the lenders have agreed, subject to the terms and conditions set forth in the Bridge Loan Agreement, to make loans to the Borrower. Holding and the Subsidiary Guarantors have guaranteed the obligations of the Borrower under the Bridge Loan Agreement pursuant to a Guarantee dated the dated hereof among the Subsidiary Guarantors and the Bridge Agent (as the same may be amended, supplemented, restated or otherwise modified from time to time, and with respect to the Subsidiary Guarantors only, the “Bridge Guarantee” and, together with the Note Guarantees, the “Guarantees”)

D. Pursuant to this Agreement, the Borrower may, from time to time, designate certain additional Indebtedness of the Borrower and the Subsidiary Guarantors as “Additional Contributing Indebtedness” by executing and delivering an Additional Contributing Indebtedness Designation and by complying with the procedures set forth in Section 7, and any Additional Contributing Agent therefor shall thereafter constitute a Contributing Agent, for all purposes under this Agreement.

E. As an inducement to and as one of the conditions precedent to the agreement of the Agent, the Lenders and the other agents party thereto to consummate the transactions contemplated by the Credit Agreement, such parties required the execution and delivery of this Agreement by the Notes Trustee and the Bridge Agent.

NOW, THEREFORE, in order to induce the Agent and the Lenders to consummate the transactions contemplated by the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1. Definitions. The following terms shall have the following meanings in this Agreement:

“Additional Contributing Agent” shall mean any one or more agents, trustees or other representatives for or of any one or more Additional Contributing Creditors, and shall include any successor thereto, as well as any person designated as an “Agent” under any Additional Contributing Facility.

“Additional Contributing Creditors” shall mean one or more holders of Additional Contributing Indebtedness (or commitments therefor) that is or may be incurred under one or more Additional Contributing Facilities.

“Additional Contributing Facilities” shall mean any one or more agreements, instruments and documents under which any Additional Contributing Indebtedness is or may be incurred, including without limitation any credit agreements, loan agreements, indentures or other financing agreements, in each case as the same may be amended, modified or supplemented from time to time, together with any other agreement extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the

Additional Contributing Indebtedness, whether by the same or any other lender, debtholder or group of lenders or debtholders, or the same or any other agent, trustee or representative therefor, and whether or not increasing the amount of any Indebtedness that may be incurred thereunder.

“Additional Contributing Indebtedness” shall mean any Indebtedness that is designated as “Additional Contributing Indebtedness” by the Borrower pursuant to an Additional Contributing Indebtedness Designation and in compliance with the procedures set forth in Section 7.

“Additional Contributing Indebtedness Designation” shall mean a certificate of the Borrower with respect to Additional Contributing Indebtedness, substantially in the form of Exhibit A.

“Additional Contributing Indebtedness Joinder” shall mean a joinder agreement executed by one or more Additional Contributing Agents in respect of any Additional Contributing Indebtedness subject to an Additional Contributing Indebtedness Designation on behalf of one or more Additional Contributing Creditors in respect of such Additional Contributing Indebtedness, substantially in the form of Exhibit B.

“Additional Effective Date” shall have the meaning ascribed to such term in Section 7(b) hereof.

“Agent” shall have the meaning ascribed to such term in the preamble of this Agreement; provided, that, after the consummation of any Refinancing, the term “Agent” shall refer to any Person appointed by the Secured Parties, as agent for themselves for the purposes of this Agreement pursuant to the terms of the Refinancing Loan Documents.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended.

“Bankruptcy Law” shall mean the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Borrower” shall have the meaning ascribed to such term in the recitals hereto.

“Bridge Agent” shall mean the Bridge Agent which is signatory to this Agreement and any other successor Bridge Agent pursuant to the terms of the Bridge Loan Agreement.

“Bridge Guarantee” shall have the meaning ascribed to such term in the recitals hereto.

“Bridge Loan Agreement” shall have the meaning ascribed to such term in the recitals hereto.

“Contributing Agents” shall mean the Notes Trustee, the Bridge Agent and any Additional Contributing Agents.

“Contributing Creditors” shall mean the Notes Trustee, the holders of the Notes, the Bridge Agent, the lenders and other agents under the Bridge Loan Agreement, any Additional Contributing Agents and any Additional Contributing Creditors.

“Contributing Indebtedness” shall mean all of the obligations of the Borrower and the Subsidiary Guarantors under the Notes, the Note Guarantees, the Indenture, the Bridge Loan Agreement, the Bridge Guarantee and any Additional Contributing Facilities and all other amounts and other obligations now or hereafter owed by the Borrower or the Subsidiary Guarantors to the Contributing Creditors pursuant to any Contributing Indebtedness Documents.

“Contributing Indebtedness Documents” shall mean the Notes, the Note Guarantees, the Indenture, the Bridge Loan Agreement, the Bridge Guarantee, any Additional Contributing Facilities and all other documents, agreements and instruments evidencing, securing or pertaining to any portion of the Contributing Indebtedness, in each case as amended, supplemented, restated or otherwise modified from time to time.

“Credit Agreement” shall have the meaning ascribed to such term in the recitals hereto, it being understood that following a Refinancing, all references to the Credit Agreement shall be deemed to refer to any Refinancing Loan Documents.

“Credit Agreement Indebtedness” shall mean the “Obligations,” as such term is defined in the Collateral Agreement or any such analogous term in the Refinancing Loan Documents; provided that any such Obligations were permitted to be incurred pursuant to the terms of the Contributing Indebtedness Documents.

“Guarantees” shall have the meaning ascribed to such term in the recitals hereto and shall also include any other guarantee by any Subsidiary Guarantor of the Notes, the obligations under the Bridge Loan Agreement or any other Contributing Indebtedness.

“Holdings” shall have the meaning ascribed to such term in the recitals hereto.

“Indenture” shall have the meaning ascribed to such term in the recitals hereto.

“Insolvency or Liquidation Proceeding” shall mean:

(1) any case commenced by or against any Subsidiary Guarantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Subsidiary Guarantor, any receivership or assignment for the benefit of creditors relating to any Subsidiary Guarantor or any similar case or proceeding relative to any Subsidiary Guarantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Subsidiary Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of any Subsidiary Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Lender or Lenders” shall have the meaning ascribed to such term in the Recitals hereto.

“Note Guarantees” shall have the meaning ascribed to such term in the recitals hereto.

“Notes” shall have the meaning ascribed to such term in the recitals hereto.

“Notes Trustee” shall mean the Notes Trustee which is signatory to this Agreement and any other successor Notes Trustee pursuant to the terms of the Indenture.

“Paid in Full” or “Payment in Full” shall mean the indefeasible payment in full in cash of the Credit Agreement Indebtedness and termination of all commitments under the Loan Documents or Refinancing Loan Documents, as applicable.

“Recovery” shall have the meaning set forth in Section 19 hereof.

“Refinancing” shall mean any refinancing of the Credit Agreement Indebtedness under the Loan Documents (and, for the avoidance of doubt, shall include any refinancing of the Credit Agreement Indebtedness under the Refinancing Loan Documents) pursuant to Refinancing Loan Documents.

“Refinancing Loan Documents” shall mean any financing documentation which replaces the Loan Documents and pursuant to which the Credit Agreement Indebtedness under the Loan Documents is refinanced, as such financing documentation may be amended, supplemented, restated or otherwise modified from time to time.

“Subsidiary Guarantors” shall have the meaning ascribed to such term in the recitals hereto and shall also include any other Subsidiary of the Borrower which at any time has provided a guarantee of the Notes, the obligations under the Bridge Loan Agreement or any other Contributing Indebtedness.

2. Turnover of Payments. If any payment (whether made in cash, securities or other property) is received by any Contributing Creditor from any Subsidiary Guarantor on account of the Contributing Indebtedness (including any payment in any Insolvency or Liquidation Proceeding received on account of any Guarantee) at any time prior to the Payment in Full of the Credit Agreement Indebtedness, such payment shall not be commingled with any asset of such Contributing Creditor, shall be held in trust by such Contributing Creditor for the benefit of the Secured Parties and shall be applied as follows:

(a) any portion of such payment representing Collateral or proceeds of Collateral shall be distributed as follows: first, to the Agent, for the benefit of the

Secured Parties, for application (in accordance with the Credit Agreement) to the payment of the Credit Agreement Indebtedness then remaining unpaid, until the Credit Agreement Indebtedness is Paid in Full and second, to the Contributing Agents, for the benefit of the Contributing Creditors, to the payment of the Contributing Indebtedness (on a pro rata basis in accordance with the outstanding amounts of Contributing Indebtedness under the various Contributing Indebtedness Documents) in accordance with the terms of the Contributing Indebtedness Documents; and

(b) any portion of such payment not representing Collateral or proceeds of Collateral shall be distributed to the Agent, for the benefit of the Secured Parties, and the Contributing Agents, for the benefit of the Contributing Creditors, on a pro rata basis in accordance with the outstanding amounts of Credit Agreement Indebtedness and Contributing Indebtedness for application (in accordance with the Credit Agreement and the Contributing Indebtedness Documents) to the payment of the Credit Agreement Indebtedness and Contributing Indebtedness then remaining unpaid.

Without limiting the generality of the foregoing, if any Contributing Agent receives any payment that the other Contributing Creditors would not be entitled to retain in accordance with the foregoing, such Contributing Agent shall not distribute such payment to such other Contributing Creditors, but shall instead pay it over to the Agent as described above.

Notwithstanding anything to the contrary in this Agreement, each Contributing Agent shall retain all rights to payment of its fees and expenses, and the priority with respect thereto, in accordance with the provisions of the applicable Contributing Indebtedness Documents.

Determinations as to whether a payment or any portion thereof represents Collateral or proceeds of Collateral shall be made by the Agent in its reasonable judgment.

For the avoidance of doubt, nothing in this Section 2 shall prevent the holders of Contributing Indebtedness from receiving amounts paid from the Borrower as a result of any distribution from the Subsidiary Guarantors that is not directly or indirectly in connection with the enforcement of any Guarantee or an Insolvency or Liquidation Proceeding.

Each holder of a Note or any other Contributing Indebtedness, by purchasing or accepting a Note issued pursuant to the Indenture or any other Contributing Indebtedness Documents will automatically be bound by the provisions of this Section 2 and the other provisions of this Agreement.

In furtherance of the foregoing, the Indenture, the Bridge Loan Agreement, the Guarantees and any other applicable Contributing Indebtedness Documents shall contain a legend to substantially the following effect:

“The terms of this agreement are subject to the terms of the Intercreditor Agreement, dated as of January 28, 2008, by and among Bank of America, N.A., U.S. Bank National Association, Citibank, N.A. and the other parties thereto from time to time.”

3. Continued Effectiveness of this Agreement; Modifications to Credit Agreement Indebtedness.

(a) The terms of this Agreement, and the rights and the obligations of the Contributing Creditors and the Secured Parties arising hereunder, shall not be affected, modified or impaired in any manner or to any extent by: (i) any amendment, modification or waiver of or supplement to any Loan Document, Refinancing Loan Document or Contributing Indebtedness Document; (ii) the validity or enforceability of any of such documents; or (iii) any exercise or non-exercise of any right, power or remedy under or in respect of the Credit Agreement Indebtedness or the Contributing Indebtedness or any of the instruments or documents referred to in clause (i) above.

(b) The Agent and the other Secured Parties may at any time and from time to time without the consent of or notice to any Contributing Creditor, without incurring liability to any Contributing Creditor and without impairing or releasing the obligations of any Contributing Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any Credit Agreement Indebtedness, or amend, supplement, restate or otherwise modify in any manner any Loan Document or Refinancing Loan Document.

4. Cumulative Rights, No Waivers. Each and every right, remedy and power granted to the Agent hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein, in the Credit Agreement or the other Loan Documents now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by the Agent, from time to time, concurrently or independently and as often and in such order as the Agent may deem expedient. Any failure or delay on the part of the Agent in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect the Agent’s right thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of the Agent’s or any Secured Party’s rights hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

5. Amendments. No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the Agent and each Contributing Agent. It is understood that the Agent is authorized to consent to any such amendment or modification with the consent of the “Required Lenders” under and as defined in the Credit Agreement (or any analgous term under any Refinancing Loan Document), and that each Contributing Agent is authorized to consent to any such amendment or modification with the consent of applicable percentage of the Contributing Creditors as shall be required by the applicable Contributing Indebtedness Documents.

6. Additional Documents and Actions. Each Contributing Agent at any time, and from time to time, after the execution and delivery of this Agreement, upon the reasonable request of the Agent and at the expense of the Borrower, promptly will execute and deliver such further documents and do such further acts and things as the Agent may reasonably request in order to effect fully the purposes of this Agreement.

7. Designation of Additional Contributing Indebtedness; Joinder of Additional Contributing Agents.

(a) The Borrower may (and shall if required by the terms of the Credit Agreement) designate additional Indebtedness as Additional Contributing Indebtedness for purposes of this Agreement, upon complying with the following conditions:

(1) one or more Additional Contributing Agents for one or more Additional Contributing Creditors in respect of such Additional Contributing Indebtedness shall have executed the Additional Contributing Indebtedness Joinder with respect to such Additional Contributing Indebtedness, and the Borrower or any such Additional Contributing Agent shall have delivered such executed Additional Contributing Indebtedness Joinder to the Agent;

(2) the Borrower shall have delivered to the Agent complete and correct copies of all documentation that will govern such Additional Contributing Indebtedness upon giving effect to such designation (which may be unexecuted copies of such documents to be executed and delivered concurrently with the effectiveness of such designation); and

(3) the Borrower shall have executed and delivered to the Agent the Additional Contributing Indebtedness Designation with respect to such Additional Contributing Indebtedness.

(b) Upon satisfaction of the conditions specified in the preceding Section 7(a), the designated Additional Contributing Indebtedness shall constitute “Additional Contributing Indebtedness”, any Additional Contributing Facility under which such Additional Contributing Indebtedness is or may be incurred shall constitute an “Additional Contributing Facility”, any holder of such Additional Contributing Indebtedness or other applicable Additional Contributing Creditor shall constitute an “Additional Contributing Creditor”, and any Additional Contributing Agent for any such Additional Contributing Creditor shall constitute an “Additional Contributing Agent” for all purposes under this Agreement. The date on which such conditions specified in clause (a) shall have been satisfied with respect to any Additional Contributing Indebtedness is herein called the “Additional Effective Date” with respect to such Additional Contributing Indebtedness. Prior to the Additional Effective Date with respect to any Additional Contributing Indebtedness, all references herein to Additional Contributing Indebtedness shall be deemed not to take into account such Additional Contributing Indebtedness, and the rights and obligations of the Agent and the Contributing Creditors shall be determined on the basis that such Additional Contributing Indebtedness is not then designated. On and after the Additional Effective Date with respect to such Additional Contributing Indebtedness, all references herein to Additional Contributing Indebtedness shall be deemed to take into account such Additional Contributing Indebtedness, and the rights and obligations of the Agent and the Contributing Creditors then party to this Agreement shall be determined on the basis that such Additional Contributing Indebtedness is then designated.

(c) To the extent any additional Indebtedness intended to be designated as Additional Contributing Indebtedness is incurred directly by one or more Subsidiary Guarantors and not the Borrower, then either, at the option of the Agent (after consultation with the Borrower), (1) this Agreement may be amended (without the consent of any Contributing Creditor) to include such Indebtedness and to reflect such changes as the Agent (after consultation with the Borrower) reasonably determines are necessary to accommodate the inclusion of such Indebtedness; provided that any such amendment which would adversely affect the rights or duties of any Contributing Agent shall require the consent of such Contributing Agent or (2) a separate intercreditor agreement may be entered into with respect to such Indebtedness on substantially the terms set forth herein with such changes as the Agent (after consultation with the Borrower) reasonably determines are necessary to accommodate the inclusion of such Indebtedness.

8. Notices. All notices and communications under this Agreement shall be in writing and shall be (i) delivered in person, (ii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, (iii) delivered by overnight express courier, or (iv) sent by telecopy (with such telecopy to be confirmed promptly in writing sent in accordance with (i), (ii) or (iii) above), addressed in each case as follows:

If to the Notes Trustee:	U.S. Bank National Association 60 Livingston Avenue St. Paul, Minnesota 55107-1419 Attention: Corporate Trust Services, Raymond S. Haverstock Telecopy: (651) 495-8097

If to the Bridge Agent:	Citibank, N.A. 2 Penns Way Suite 100 New Castle, DE 19720 Attention: Oswin Joseph Telecopy: (212) 994-0961

If to the Agent:	Bank of America, N.A. Mail Code: TX1-492-14-11 Bank of America Plaza 901 Main Street Dallas, Texas 75202-3714 Attention: Ronaldo Naval Agency Management Officer Telecopy: (877) 511-6124

A copy of each such notice shall be given to:	Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005 Attention: James J. Clark Telecopy: (212) 269-5420 and

Harrah’s Operating Company, Inc. One Caesars Palace Drive Las Vegas, Nevada 89101-8969 Attention: Michael Cohen Associate General Counsel and Corporate Secretary Telecopy: (702) 494-4323 and

O’Melveny & Myers LLP Times Square Tower 7 Times Square New York, NY 10036 Attention: Gregory Ezring Telecopy: (212) 326-2061

or to any other address, as to any of the parties hereto, as such party shall designate in a written notice to the other parties hereto. All notices sent pursuant to the terms of this Section 8 shall be deemed received (i) if personally delivered, then on the Business Day of delivery, (ii) if sent by overnight, express carrier, on the next Business Day immediately following the day sent, (iii) if sent by registered or certified mail, on the earlier of the third Business Day following the day sent or when actually received or (iv) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. New York time, otherwise on the next Business Day.

9. Severability. In the event that any provision of this Agreement is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, this Agreement shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provisions hereof, and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

10. Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Agent and shall be binding upon the successors and assigns of the Contributing Agents.

11. Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument. Notwithstanding anything to the contrary herein, this Agreement shall not be binding on the Notes Trustee until such time as the Notes Trustee executes a counterpart to this Agreement. This Agreement shall be effective on the date hereof, however, with respect to the Agent and the Bridge Agent.

12. Defines Rights of Creditors; Subrogation. Subject to the Payment in Full of the Credit Agreement Indebtedness, in the event and to the extent cash, property or securities otherwise payable or deliverable to Contributing Creditors shall have been applied pursuant to this Agreement to the payment of Credit Agreement Indebtedness, then and in each such event, the Contributing Creditors shall be subrogated to the rights of the Secured Parties to receive any further payment or distribution in respect of or applicable to such Indebtedness; and, for the purposes of such subrogation, no payment or distribution to the Secured Parties of any cash, property or securities to which any Contributing Creditor would be entitled except for the provisions of this Agreement shall, and no payment over pursuant to the provisions of this Agreement to the Secured Parties by the Contributing Creditors shall, as between any Subsidiary Guarantor, its creditors other than the Secured Parties and the Contributing Creditors, be deemed to be a payment by such Subsidiary Guarantor to or on account of Credit Agreement Indebtedness. Notwithstanding anything to the contrary in this Agreement, each Contributing Agent shall retain all rights to payment of its fees and expenses, and the priority with respect thereto, in accordance with the provisions of the applicable Contributing Indebtedness Documents.

13. Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Contributing Indebtedness Documents, the provisions of this Agreement shall control and govern. For purposes of this Section 13, to the extent that any provisions of any of the Contributing Indebtedness Documents provide rights, remedies and benefits to the Secured Parties that exceed the rights, remedies and benefits provided to the Secured Parties under this Agreement, such provisions of the applicable Contributing Indebtedness Documents shall be deemed to supplement (and not to conflict with) the provisions hereof.

14. Obligations of Subsidiary Guarantors Unconditional. Nothing contained in this Agreement is intended to or shall impair, as among the Subsidiary Guarantors and their creditors, the obligations of the Subsidiary Guarantors, which are absolute and unconditional, to the Contributing Creditors to pay the Contributing Indebtedness as and when such Contributing Indebtedness shall become due and payable in accordance with its terms, or affect the relative rights of the Contributing Creditors and other creditors of the Subsidiary Guarantors nor, except as expressly contemplated by Section 2 hereof, shall anything in this Agreement prevent any Contributing Creditor from exercising all remedies permitted by applicable law under the Contributing Indebtedness Documents.

15. Notices to Holders of Contributing Indebtedness. The Borrower shall promptly notify the Contributing Agents of any change in the identity of the Agent from time to time. Each Contributing Agent shall be entitled to rely on the delivery to it of a written notice by an officer or representative of the Agent representing himself to be acting on behalf of the Agent for the benefit of the Secured Parties under the Credit Agreement to establish that such notice has been given by the Agent.

16. Effect of Failure to Pay Contributing Indebtedness. The fact that failure to make any payment on account of Contributing Indebtedness is caused by reason of the operation of any provision of this Agreement, the effect of such provision shall not be construed as preventing the occurrence of a default under the Contributing Indebtedness Documents.

17. [Reserved]

18. Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

19. Termination; Recovery and Reinstatement. This Agreement shall terminate upon the Payment in Full of the Credit Agreement Indebtedness. If any Secured Party is required in any insolvency proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of the Borrower or any Subsidiary Guarantor, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the Credit Agreement Indebtedness shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Payment in Full of the Credit Agreement Indebtedness shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Contributing Creditors agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the turnover provisions set forth in this Agreement.

20. Contributing Indebtedness Default Notice. The applicable Contributing Agent shall provide the Agent with a written notice upon the occurrence of any default under the Contributing Indebtedness, and such Contributing Agent shall notify the Agent in the event such default is cured or waived.

21. No Contest of Credit Agreement or Liens. Each Contributing Agent, on behalf of itself and the other Contributing Creditors, agrees that it will not, and will not encourage any other Person to, at any time, contest the validity, perfection, priority or enforceability of the Credit Agreement or Liens in the Collateral granted to the Agent pursuant to the Credit Agreement or the other Loan Documents or any Refinancing Loan Document.

22. APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

23. JURISDICTION AND VENUE. EACH CONTRIBUTING CREDITOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH CONTRIBUTING CREDITOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY OTHER SECURED PARTY TO BRING PROCEEDINGS AGAINST ANY CONTRIBUTING CREDITOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY CONTRIBUTING CREDITOR AGAINST THE AGENT OR ANY OTHER SECURED PARTY OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

24. WAIVER OF RIGHT TO JURY TRIAL. EACH CONTRIBUTING CREDITOR AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH CONTRIBUTING CREDITOR AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING

THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

25. Waiver of Consolidation. Each Contributing Creditor acknowledges and agrees that (i) the Borrower and each of the Subsidiary Guarantors are each separate and distinct entities; and (ii) it will not at any time insist upon, plead or seek advantage of any substantive consolidation, piercing the corporate veil or any other order or judgment that causes an effective combination of the assets and liabilities of the Borrower or any of the Subsidiary Guarantors in any case or proceeding under Title 11 of the United States Code or other similar proceeding.

26. Duties of Agents. Each Contributing Agent, in acting under this Agreement, will not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements of the Borrower or any Subsidiary Guarantor under (x) any of the Contributing Indebtedness Documents relating to Contributing Indebtedness for which such Contributing Agent is not the agent or trustee or (y) the Credit Agreement or any Refinancing Loan Documents. The Agent, in acting under this Agreement, will not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements of the Borrower or any Subsidiary Guarantor under any of the Contributing Indebtedness Documents. Neither the Agent nor any Contributing Agent shall be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower, a Subsidiary Guarantor, any Lender, any Contributing Creditor or any other party hereto shall have been duly authorized or is true, accurate and complete. Neither the Agent nor any Contributing Agent has made nor does it now make any representations or warranties express or implied, nor does it assume any liability to any Lender, any Contributing Creditor or any other party hereto with respect to the creditworthiness or financial condition of the Borrower or the Subsidiary Guarantors.

27. Capacities of Agents. It is expressly understood and agreed by each of the parties hereto that (a) this Agreement is executed and delivered by each of the parties hereto (other than the Notes Trustee), not individually or personally, but solely in its capacity as agent, and (b) under no circumstances shall any party hereto (other than the Notes Trustee) be individually or personally liable for the payment of any amounts under this Agreement (but each party shall be liable in its capacity as agent to the extent expressly set forth herein). It is expressly understood and agreed by each of the parties hereto that (a) this Agreement is executed and delivered by U.S. Bank National Association, not individually or personally, but solely in its capacity as trustee under the Indenture, and (b) under no circumstances shall U.S. Bank National Association be individually or personally liable for the payment of any amounts under this Agreement (but U.S. Bank National Association shall be liable in its capacity as trustee to the extent expressly set forth herein) or, solely as a result of the operation of this Agreement, for the payment of any amounts under the Credit Agreement or the Contributing Indebtedness Documents.

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IN WITNESS WHEREOF, the Notes Trustee, the Bridge Agent and the Agent have caused this Agreement to be executed as of the date first above written.

NOTES TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

BRIDGE AGENT:

CITIBANK, N.A., as Agent

By:
Name:
Title:

AGENT:

BANK OF AMERICA, N.A., as Agent

By:
Name:
Title:

Consent of Loan Parties

Each of the undersigned Loan Parties has read the foregoing Agreement and consents thereto. Each of the undersigned Loan Parties agrees not to take any action that would be contrary to the provisions of the foregoing Agreement and agrees that, except as otherwise provided therein, no Secured Party or Contributing Creditor shall have any liability to any Loan Party for acting in accordance with the provisions of the foregoing Agreement and the Credit Agreement, the Indenture, the Bridge Loan Agreement and other collateral, security and credit documents referred to therein. Each Loan Party understands that the foregoing Agreement is for the sole benefit of the Secured Parties and the Contributing Creditor and their respective successors and assigns, and that such Loan Party is not an intended beneficiary or third party beneficiary thereof except to the extent otherwise expressly provided therein. The Borrower agrees to be bound by Sections 6, 7 and 15 of the foregoing Agreement

Without limitation to the foregoing, each Loan Party agrees to take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Agent or any Contributing Agent may reasonably request to effectuate the terms of the foregoing Agreement.

For the purposes hereof, the address of (i) the Borrower shall be as set forth in the Credit Agreement and (ii) each other Loan Party shall be care of the Borrower at such address.

HARRAH’S OPERATING COMPANY, INC.

By:
Name:
Title:

[Subsidiary Guarantors]